EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 97 to the Registration Statement of Eaton Vance Series Trust II (1933 Act File No. 002-42722) of my opinion dated May 1, 2014, which was filed as Exhibit (i) to Post-Effective Amendment No. 92.

/s/ David D. Barr
David D. Barr, Esq.

February 26, 2015

Boston, Massachusetts